As filed with the Securities and Exchange Commission on February 5, 2003
                                                Registration No. 333___________

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                    _______


                      HOLLYWOOD ENTERTAINMENT CORPORATION
              (Exact name of registrant as specified in its charter)
                                    _______

         Oregon                                                  93-0981138
(State or other jurisdiction                                    (IRS Employer
of incorporation or organization)                           Identification No.)


9275 SW Peyton Lane
Wilsonville, Oregon                                                 97070
(Address of Principal                                            (Zip Code)
Executive Offices)

                                    _______

                       Hollywood Entertainment Corporation
                   1997 Employee Nonqualified Stock Option Plan
                           (Full title of the plan)

                              Donald J. Ekman
                     Hollywood Entertainment Corporation
                            9275 SW Peyton Lane
                           Wilsonville, OR 97070
                   (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (503) 570-1600

                                   Copy to:
                              Robert J. Moorman
                               Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2600
                        Portland, Oregon 97204-1268
















                         CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________
                                     Proposed        Proposed
                                      Maximum        Maximum
Title of                Amount       Offering       Aggregate       Amount of
Securities               to Be       Price Per       Offering      Registration
to Be Registered      Registered      Share(1)       Price(1)          Fee
_______________________________________________________________________________

Common Stock      3,000,000 shares    $13.26       $39,780,000       $3,660
_______________________________________________________________________________

     (1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on $13.26, which was the average of the high and low prices of a share of the Common Stock on February 3, 2003 on the Nasdaq National Market.
_______________________________________________________________________________



                                   PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

This Registration Statement incorporates the contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-87061.

Item 8. Exhibits.

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page).






















                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on February 5, 2003.

                                 HOLLYWOOD ENTERTAINMENT CORPORATION

                                 /s/ Donald J. Ekman
                                 -----------------------
                                 Donald J. Ekman
                                 Executive Vice President of Legal Affairs

     Each of the undersigned hereby constitutes and appoints Mark J. Wattles, James Marcum and Donald J. Ekman, and each of them, his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of Hollywood Entertainment Corporation (the "Company") or as an officer or director of the Company, or otherwise) any and all instruments that the attorney and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933 (the "Act") and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the registration under the Act of the shares of Common Stock of the Company issuable under the Company's 1997 Employee Nonqualified Stock Option Plan. This power of attorney includes, without limitation, power and authority (i) to sign each of the undersigned's names (whether on behalf of the Company, as an officer or director of the Company, or otherwise) to a registration statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto, and (ii) to file the Registration Statement with the Commission. Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on February 5, 2003:

Signature                   Title

/s/ Mark J. Wattles         Chairman of the Board and Chief Executive Officer
-------------------------   (Principal Executive Officer)
Mark J. Wattles

/s/ James Marcum            Executive Vice President and Chief Financial
Officer
-------------------------   (Principal Financial and Accounting Officer)
James Marcum

/s/ Donald J. Ekman         Director
-------------------------
Donald J. Ekman

/s/ James N. Cutler, Jr.    Director
-------------------------
James N. Cutler, Jr.

/s/ S.Douglas Glendenning   Director
-------------------------
S. Douglas Glendenning

/s/ William P. Zebe         Director
-------------------------
William P. Zebe


                                 EXHIBIT INDEX

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page).






















































                                                                    EXHIBIT 5.1

February 5, 2003

Board of Directors
Hollywood Entertainment Corporation
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070

We have acted as counsel for Hollywood Entertainment Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") covering 3,000,000 shares of common stock of the Company (the "Shares") issuable in connection with the Company's 1997 Employee Nonqualified Stock Option Plan (the "Plan"). We have reviewed the corporate actions of the Company in connection with this matter and have examined those documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion. Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when issued pursuant to the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                 Very truly yours,


                                 STOEL RIVES LLP

































                                                                   EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2002, except as to Note 25, which is as of March 18, 2002, relating to the financial statements, which appear in Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

Portland, Oregon
February 5, 2003